UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2012

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35396	33-0511729
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Technology Drive

Irvine, CA 92618

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On June 6, 2012, Inga Acquisition Corporation (“Merger Sub”), a Delaware corporation, and wholly-owned subsidiary of Bausch & Lomb Incorporated, a New York corporation (“Parent”), merged with and into ISTA Pharmaceuticals, Inc., a Delaware corporation (“ISTA”), pursuant to the Agreement and Plan of Merger, dated March 26, 2012, by and among Parent, Merger Sub and ISTA, as amended by that certain Amendment No. 1, dated May 24, 2012 (the “Merger Agreement”), with ISTA continuing as the surviving corporation (the “Merger”). As a result of the Merger, ISTA became a wholly-owned subsidiary of Parent.

Item 1.02.	Termination of a Material Definitive Agreement

Termination of Facility Agreement and Warrants

On June 6, 2012, in connection with the Merger, ISTA repaid and terminated all commitments under the Facility Agreement, dated as of September 26, 2008, among ISTA, as borrower, and the lenders referred to therein, as lenders (the “Facility Agreement”). In connection with such termination, ISTA repaid all outstanding loans and interest accrued under the Facility Agreement through the date of termination, and all liens on assets of ISTA were released and terminated. Pursuant to such repayment, the lenders received 110% of the principal amount of notes outstanding under the Facility Agreement as well as per diem interest for each day from March 31, 2012, the date of ISTA’s most recent interest payment under the Facility Agreement, to the date of consummation of the Merger.

Pursuant to Section 2.10 of the Facility Agreement, ISTA issued to the lenders referred to therein warrants to purchase shares of common stock of ISTA (the “Warrants”). Pursuant to the terms of the Warrants, upon ISTA’s entry into the Merger Agreement, each holder of outstanding Warrants became entitled to exercise its right to early termination of such Warrants in exchange for cash. Each holder of outstanding Warrants exercised such right and, effective upon consummation of the Merger, all of the Warrants were terminated and cancelled and each such holder received the Black-Scholes value of its Warrants as defined in Schedule I to the Form of Warrant which was filed as Exhibit 4.1 to ISTA’s Current Report on Form 8-K with the SEC on September 30, 2008.

Termination of Revolving Credit Facility

On June 6, 2012, in connection with the Merger, ISTA repaid and terminated all commitments under the Amended and Restated Loan and Security Agreement, dated as of February 23, 2011, and amended by that certain Loan Modification Agreement, dated as of March 30, 2012, among ISTA, as borrower, and Silicon Valley Bank (“SVB”), as lender (the “Revolving Credit Facility”). In connection with such termination, ISTA repaid all principal amounts, all accrued and unpaid interest, and approximately $0.1 million in prepayment fees, unused line fees, UCC fees and statement fees owing by ISTA to SVB under the Revolving Credit Facility through the date of termination, and all liens on assets of ISTA were released and terminated.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information set forth in Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(d)	Notice of Delisting of ISTA Shares

Under the terms of the Merger Agreement, each share of ISTA’s common stock outstanding at the effective time of the Merger, other than any shares owned by ISTA as treasury stock, any shares owned by Parent, Merger Sub or any other wholly-owned subsidiary of Parent, or any shares which were held by a stockholder who properly exercised and perfected its, his or her appraisal rights under Delaware law, was cancelled and converted into the right to receive $9.10 in cash, without interest thereon and less any required withholding taxes (the “Merger Consideration”).

On June 6, 2012, ISTA notified The NASDAQ Stock Market LLC (“NASDAQ”) of its intent to remove its common stock from listing on NASDAQ in connection with the Merger, and requested that NASDAQ file a delisting application with the Securities and Exchange Commission (the “SEC”) to delist and deregister its common stock. On June 6, 2012, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, on Form 25 to delist and deregister ISTA’s common stock. ISTA intends to file with the SEC a certification and notice of termination on Form 15 with respect to ISTA’s common stock, requesting that ISTA’s common stock be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of ISTA with respect to ISTA’s common stock under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders

At the effective time of the Merger, and pursuant to the Merger Agreement, each share of ISTA’s common stock outstanding, other than any shares owned by ISTA as treasury stock, any shares owned by Parent, Merger Sub or any other wholly-owned subsidiary of Parent, or any shares which were held by a stockholder who properly exercised and perfected its, his or her appraisal rights under Delaware law, was cancelled and converted into the right to receive the Merger Consideration. At the effective time of the Merger, holders of shares of ISTA common stock ceased to have any rights as stockholders of ISTA (other than the right to receive the Merger Consideration) and accordingly no longer have any interest in ISTA’s future earnings or growth. The information set forth under Item 3.01 above and Item 5.01 below is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant

On June 6, 2012, pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into ISTA with ISTA continuing as the surviving corporation in the Merger. As a result of the Merger, ISTA became a wholly-owned subsidiary of Parent. In the Merger, each share of ISTA’s common stock outstanding at the effective time of the Merger, other than any shares owned by ISTA as treasury stock, any shares owned by Parent, Merger Sub or any other wholly-owned subsidiary of Parent, or any shares which were held by a stockholder who properly exercised and perfected its, his or her appraisal rights under Delaware law, was cancelled and converted into the right to receive the Merger Consideration.

Parent paid $9.10 in cash per share, without interest and less any applicable withholdings as the Merger Consideration in connection with the Merger. The purchase price was funded by (i) approximately $170 million borrowed under Parent’s existing credit agreement and (ii) cash of Parent.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement which was filed as Exhibit 2.1 to ISTA’s Current Report on Form 8-K with the SEC on March 28, 2012 and as Exhibit 2.1 to ISTA’s Current Report on Form 8-K with the SEC on May 24, 2012, and which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger on June 6, 2012, (i) all of the members of the board of directors of ISTA immediately prior to the effective time of the Merger resigned as directors of ISTA, (ii) the following members of the board of directors of Merger Sub immediately prior to the effective time of the Merger became the members of the board of directors of ISTA: A. Robert D. Bailey, Brian J. Harris, John F. LaFave, and Daniel M. Wechsler, and (iii)

the following officers of Merger Sub immediately prior to the effective time of the Merger became the officers of ISTA: A. Robert D. Bailey, Brian J. Harris, John F. LaFave, and Daniel M. Wechsler.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)	Amendments to Articles of Incorporation and Bylaws

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, ISTA’s certificate of incorporation was amended and restated in its entirety to be in the form of the certificate of incorporation attached hereto as Exhibit 3.1, and so amended and restated became the certificate of incorporation of the surviving corporation. The bylaws of Merger Sub, in effect at the effective time of the Merger and attached hereto as Exhibit 3.2, became the bylaws of the surviving corporation until thereafter amended as provided by the bylaws and applicable law (and subject to the Merger Agreement).

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger by and among Bausch & Lomb Incorporated, Inga Acquisition Corporation, and ISTA Pharmaceuticals, Inc., dated March 26, 2012 (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on March 28, 2012).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated May 24, 2012 (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on May 24, 2012).

3.1	Amended and Restated Certificate of Incorporation of ISTA Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of ISTA Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2012	ISTA PHARMACEUTICALS, INC.

	By:	/s/ Lauren P. Silvernail
	Name:	Lauren P. Silvernail
	Title:	Chief Financial Officer and Vice President, Corporate Development

EXHIBIT INDEX

Exhibit List

2.1	Agreement and Plan of Merger by and among Bausch & Lomb Incorporated, Inga Acquisition Corporation, and ISTA Pharmaceuticals, Inc., dated March 26, 2012 (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on May 24, 2012).

2.2	Amendment No. 1 to Agreement and Plan of Merger by and among Bausch & Lomb Incorporated, Inga Acquisition Corporation, and ISTA Pharmaceuticals, Inc., dated May 24, 2012 (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on March 28, 2012).

3.1	Amended and Restated Certificate of Incorporation of ISTA Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of ISTA Pharmaceuticals, Inc.